Exhibit 99.8

FOR FURTHER INFORMATION CONTACT:
Heather Wietzel
InsuranceIR LLC
(513) 252-8259
PR@citizensinc.com

FOR IMMEDIATE RELEASE
October 22, 2010

Citizens, Inc. Schedules Third-Quarter 2010 Reporting
• News release on results and 10-Q filing planned for Friday, November 5
• Investor conference call scheduled for Monday, November 8, at 10 a.m. CST

AUSTIN, TEXAS (October 22, 2010) – Citizens, Inc. (NYSE: CIA) announced today its anticipated schedule for third-quarter 2010 reporting.

On Friday, November 5, 2010, Citizens plans to issue its news release regarding third-quarter results and intends to file with the U.S. Securities and Exchange Commission its Form 10-Q for the period ended September 30, 2010. The filing is contingent upon management and Ernst & Young, LLP, Citizens’ independent registered accounting firm, completing the quarterly review process.

On Monday, November 8, Citizens will host a conference call to discuss operating results at 10 a.m. Central Time. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (888) 674-0222 and ask to join the Citizens, Inc. call. It is recommended you dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens’ website at www.citizensinc.com in the Investor Information section under News Release & Publications, following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

4